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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
WAVE SYSTEMS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WAVE SYSTEMS CORP.

480 Pleasant Street
Lee, Massachusetts 01238

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 9, 2008

TO THE STOCKHOLDERS OF WAVE SYSTEMS CORP.:

        Notice is hereby given that the 2008 Annual Meeting of Stockholders of Wave Systems Corp. (the "Company") will be held at 4:00 p.m. on Monday, June 9, 2008 at The New York Helmsley Hotel, 212 East 42nd Street, New York, New York, for the following purposes:

          1.     To re-elect John E. Bagalay, Jr., Nolan Bushnell, George Gilder, John E. McConnaughy, Jr. and Steven Sprague as directors of the Company to hold office until the next Annual Meeting and until their successors are duly elected and qualified;

          2.     To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on April 17, 2008 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders and at any adjournments or postponements thereof.

By Order of the Board of Directors,
Gerard T. Feeney Secretary

Lee, Massachusetts
April 18, 2008

        YOUR VOTE IS IMPORTANT

If you do not expect to attend the Annual Meeting, or if you do plan to attend but wish to vote by proxy, please complete, sign, date and return promptly the enclosed proxy card in the enclosed postage-paid envelope.

WAVE SYSTEMS CORP.
480 Pleasant Street
Lee, Massachusetts 01238

PROXY STATEMENT

2008 ANNUAL MEETING OF STOCKHOLDERS
to be held on June 9, 2008

General

        This Proxy Statement is being furnished to the holders of the common stock, $.01 par value per share (the "Common Stock") of Wave Systems Corp., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of proxies for use at the 2008 Annual Meeting of Stockholders to be held on June 9, 2008 (the "Annual Meeting") commencing at 4:00 pm, at The New York Helmsley Hotel, 212 East 42nd Street, New York, New York, and at any adjournments or postponements thereof. The matters to be considered and acted upon at the meeting are described below in this Proxy Statement.

        The principal executive offices of the Company are located at 480 Pleasant Street, Lee, Massachusetts 01238. The approximate mailing date of this Proxy Statement and the accompanying proxy is May 8, 2008.

Voting Rights and Votes Required

        Only stockholders of record at the close of business on April 17, 2008 will be entitled to notice of, and to vote at, the Annual Meeting. As of April 9, 2008, the Company had outstanding 52,917,827 shares of Class A Common Stock and 38,232 shares of Class B Common Stock. Each stockholder is entitled to one vote for each share of Common Stock held on the matters to be considered at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the meeting. Shares of Common Stock present in person, or represented by proxy (including shares of Common Stock, which abstain or do not vote, with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

        The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the meeting is required for the election of directors.

        Abstentions with regard to the election of the nominees for director will be excluded entirely from the vote and will have no effect on the outcome. If a broker or nominee holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular matter, those shares of Common Stock will not be considered as present and entitled to vote with respect to such matter.

        The accompanying proxy may be revoked at any time before it is exercised by giving a later proxy, notifying the Secretary of the Company in writing, or voting in person at the meeting.

STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES OF COMMON STOCK REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND

NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED BY THE PROXY. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THE PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

        The Company's Annual Report, including financial statements for the fiscal year ended December 31, 2007, will be mailed to stockholders concurrent with the mailing of this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as to the number of shares of Common Stock of the Company beneficially owned as of March 31, 2008 by each executive officer, each director and nominee for director of the Company and all executive officers and directors as a group. To the knowledge of the Company, each of the owners named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned by him or it unless otherwise indicated.

Beneficial Owner(1)	Number of Shares of Class A Common Stock Owned(2)	Percent of Class	Number of Shares of Class B Common Stock Owned	Percent of Class	Percent of All Outstanding Common Stock(3)
Steven Sprague(4)	1,036,810	1.9%	14,034	36.7%	1.9%
John E. Bagalay, Jr.(5)	65,330	*	—	—	*
Nolan Bushnell(6)	37,331	*	—	—	*
George Gilder(7)	106,997	*	667	1.7%	*
John E. McConnaughy, Jr.(8)	79,081	*	—	—	*
Gerard T. Feeney(9)	564,447	1.0%	—	—	1.0%
All executive officers and directors as a group (6 persons)(10)	1,889,996	3.5%	14,701	38.5%	3.5%
ClearBridge Advisors, LLC(11)	4,120,417	7.8%	—	—	7.8%

*
Less than one percent.

(1)
Each individual has sole voting and investment power, except as otherwise indicated.

(2)
Includes shares of Class A Common Stock issuable upon the conversion of Class B Common Stock.

(3)
In circumstances where the Class B Common Stock has five votes per share, the percentages of total voting power would be as follows: Steven Sprague, 2.0%; John E. Bagalay, Jr., less than 1%; Nolan Bushnell, less than 1%; George Gilder, less than 1%; John E. McConnaughy, Jr., less than 1%; Gerard T. Feeney, 1.0%, and all Executive Officers and directors as a group, 3.6%.

(4)
Includes 975,388 shares of Class A Common Stock that are subject to options presently exercisable or exercisable within 60 days. Also includes 31,905 shares of Class A Common Stock acquired through Wave's employee stock purchase plan. In addition, includes 12,367 shares of Class B Common Stock held in trust for the benefit of Mr. Steven Sprague's family, and for which Mr. Steven Sprague is a trustee and 2,333 shares of Class A Common Stock held jointly by Mr. Sprague and his spouse, Judith Sprague. The beneficial owner's mailing address is c/o Wave Systems Corp., 480 Pleasant Street, Lee, MA 01238.

(5)
Includes 63,996 shares of Class A Common Stock that are subject to options presently exercisable. The beneficial owner's mailing address is c/o Wave Systems Corp., 480 Pleasant Street, Lee, MA 01238.

(6)
Includes 37,331 shares of Class A Common Stock that are subject to options presently exercisable. The beneficial owner's mailing address is c/o Wave Systems Corp., 480 Pleasant Street, Lee, MA 01238.

(7)
Includes 90,663 shares of Class A Common Stock that are subject to options presently exercisable. The beneficial owner's mailing address is c/o Wave Systems Corp., 480 Pleasant Street, Lee, MA 01238.

(8)
Includes 36,664 shares of Class A Common Stock that are subject to options presently exercisable. The beneficial owner's mailing address is c/o Wave Systems Corp., 480 Pleasant Street, Lee, MA 01238.

(9)
Includes 500,916 shares of Class A Common Stock that are subject to options presently exercisable or exercisable within 60 days. Also includes 30,198 shares of Class A Common Stock acquired through Wave's employee stock purchase plan. The beneficial owner's mailing address is c/o Wave Systems Corp., 480 Pleasant Street, Lee, MA 01238.

(10)
Includes 1,704,958 shares of Class A Common Stock that are subject to options presently exercisable or exercisable within 60 days.

(11)
As reported in the Schedule 13G filed on February 14, 2008 by ClearBridge Advisors, LLC and Smith Barney Fund Management LLC. The business address of each of these persons is 399 Park Ave., New York, NY 10022. According to the Schedule 13G, ClearBridge Advisors, LLC and Smith Barney Fund Management LLC have shared voting power and shared dispositive power with respect to these shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        At the Annual Meeting, five directors are to be elected, each to hold office until the next annual meeting of stockholders and until his respective successor has been duly elected and qualified. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted "FOR" the election as directors of each of the following nominees. In the event that any nominee declines or is unable to serve, the proxy solicited herewith may be voted for the election of another person in his stead at the discretion of the proxies. The Board of Directors has no reason to believe that any of the nominees will not be available to serve. Set forth below is the name and age of each nominee, their position with the Company, if any, the year in which each first became a director, the principal occupation and employment of each over the last five years and other directorships, if any. Each nominee is currently a director of the Company.

        The Board of Directors recommends that the Stockholders vote "FOR" the election of each of the nominees.

Information Regarding the Nominees for Director

Name	Age	Business Experience and Principal Occupation or Employment During Past 5 Years; Positions held with Wave Systems Corp.; Other Directorships	Director Since
John E. Bagalay, Jr., Ph.D. (1)(2)(3)(4)	74	Chairman of the Company since March 2003. Executive-in-Residence, EuroUS Ventures LLP, a venture capital company, since November 2005; Director of Special Projects in the Life Sciences at the Boston University Technology Commercialization Institute from November 2003 to November 2005; Senior Advisor to the Chancellor of Boston University from January 1998 to November 2003; Managing Director of BU Ventures, a university venture capital company, from September 1989 to January 1998. Mr. Bagalay's term as director expires in 2008.	1993
Nolan Bushnell(3)	65	Chairman and Chief Executive Officer of uWink, Inc., a digital entertainment company, since December 1999, where he is involved in the development of streaming media distribution models for Internet entertainment. Mr. Bushnell's term as director expires in 2008.	1999

George Gilder(4)	68
		Chairman of the Executive Committee of the Company since 1996; Senior Fellow at the Discovery Institute in Seattle, Washington since 1990; author of several books, including Life After Television, Microcosm, The Spirit of Enterprise, Wealth and Poverty, Telecosm and most recently, The Silicon Eye; contributing writer to Forbes magazine since 1981 and correspondent to Wired magazine since 1997; Chairman of Gilder Technology Group, Inc., a producer of web-based forums, since 1996; former chairman of the Lehrman Institute Economic Roundtable; former Program Director for the Manhattan Institute; recipient of White House award for Entrepreneurial Excellence from President Reagan. Mr. Gilder's term as director expires in 2008.	1993
John E. McConnaughy, Jr. (1)(2)(3)(4)(5)	79	Chairman and Chief Executive Officer of JEMC Corporation, a personal holding company, since 1985; Director of Levcor International, Inc., a manufacturing company, since 1989, Allis Chalmers Energy, Inc. an oilfield services company, since 2004, Arrow Resources Development, Inc., a natural resource development company, since 2005 and Kinetitec Corporation, a manufacturing technology company, since 2006. Mr. McConnaughy's term as director expires in 2008.	1988
Steven Sprague	43	President and Chief Executive Officer of the Company since March 2000; President and Chief Operating Officer of the Company from May 1996 to March 2000; Chief Executive Officer of Wavexpress from July 2001 until March 2003, Chairman of the Board of Directors of Wavexpress, from October 1999 until March 2003, director of Wavexpress and Vice President and Director of Specialty Broadcast Networks, Inc. until April 2008.	1997

Biographical Information Regarding Executive Officer Who Is Not a Director

Name	Age	Business Experience and Principal Occupation or Employment During Past 5 Years; Positions held with Wave Systems Corp.; Other Directorships	Officer Since
Gerard T. Feeney	49	Secretary of the Company since February 1999; Senior Vice President of Finance and Administration and Chief Financial Officer of the Company since June 1998; Vice President of Finance and Operations and Chief Financial Officer of Xionics Document Technologies, Inc., a printer software company, from 1991 to 1998.	1998

(1)
Member of Nominating Committee.

(2)
Member of Compensation Committee.

(3)
Member of Audit Committee.

(4)
Member of Executive Committee.

(5)
Independent Audit Committee financial expert.

CORPORATE GOVERNANCE

        The Board of Directors met five times during 2007. All board and committee members attended at least 75% of board and committee meetings. The board committees include a separately designated standing Audit Committee, a Compensation Committee, a Nominating Committee and an Executive Committee. The Company strongly encourages each director to attend the Annual Meeting. All of the Company's directors attended the 2007 Annual Meeting of Stockholders.

  Audit Committee

        The members of the Audit Committee are Messrs. McConnaughy, Bagalay and Bushnell, each of whom is independent, as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards and free from relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. The Board of Directors has determined that the Audit Committee has at least one financial expert serving on its Audit Committee. Mr. McConnaughy is a financial expert and is independent, as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee reviews the services provided by the Company's independent auditors, consults with the independent auditors on audits and proposed audits of the Company, and reviews the need for internal auditing procedures and the adequacy of the Company's internal control systems. In 2007, the Audit Committee held five meetings. The Audit Committee has a charter. The charter can be found on the Company's Internet website at www.wave.com.

  Nominating Committee

        The members of the Nominating Committee are Messrs. Bagalay and McConnaughy, each of whom is independent, as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Nominating Committee establishes procedures for identifying potential candidates for appointment or election as directors, reviews and makes recommendations regarding the criteria for Board membership, and proposes nominees for election at the annual meetings and candidates to fill Board vacancies. The procedures for identifying potential candidates include soliciting recommendations from the Board of Directors as well as from other sources familiar with the Company's industry and then researching the background and experience of such recommendations. In identifying candidates to recommend for election to the Board of Directors, the Nominating Committee considers the following criteria (i) personal and professional integrity, ethics and values, (ii) experience in corporate governance, (iii) experience in the Company's industry, (iv) experience as a board member of another public company, and (v) practical and mature business judgment. The Nominating Committee will consider recommendations for nominees from any stockholder who is entitled to vote for the election of directors. Stockholders should send recommendations of candidates for nomination for the 2009 slate of directors, in writing, no later than December 31, 2008, to the Company's Secretary, 480 Pleasant Street, Lee, Massachusetts 01238. Recommendations must be accompanied by the consent of the individual being recommended to be nominated, to be elected and to serve. The submission also should include a statement of the candidate's business experience and other business affiliations. The Nominating Committee evaluates nominees made by stockholders the same way it does any other nominees, as described above. The Nominating Committee has a charter. The charter can be found on the Company's Internet website at www.wave.com. In 2007, the Nominating Committee held one meeting.

  Executive Committee

        The members of the Executive Committee are Messrs. Bagalay, Gilder and McConnaughy, each of whom is independent, as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Executive Committee assists the Chairman of the Company in the absence of a meeting of all members of the Board of Directors. The Executive Committee brings material matters to the attention of the Board of Directors and prepares the deliberation process of the Board of Directors, thus accelerating vital decisions for the Company. However, the Board of Directors did not delegate its full power to the Executive Committee and asked that the Executive Committee include all members of the Board of Directors in major decisions affecting the Company. In 2007, the Executive Committee held five meetings.

  Compensation Committee

        The members of the Compensation Committee are Messrs. McConnaughy and Bagalay, each of whom is independent, as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Compensation Committee's authority and responsibilities include: (i) assisting the Board of Directors in developing and evaluating potential candidates for executive positions, (ii) evaluating (on an annual basis) the Chief Executive Officer's performance and setting his annual compensation, including salary, bonus, incentive and equity compensation, (iii) review and administer incentive compensation and equity based compensation plans, (iv) providing oversight of management's decisions concerning the performance and compensation of the Company's officers, and (v) such other activities, consistent with the Compensation Committee's charter and the Company's certificate of incorporation and by-laws, as the Compensation Committee or the Board of Directors may deem appropriate. The Compensation Committee consults with and considers recommendations made by the Chief Executive Officer on all matters relating to executive compensation, including salary, bonus, incentive and equity based compensation, other than the compensation of the Chief Executive Officer. The Compensation Committee does not delegate any of its functions or authority to others. The Compensation Committee has not utilized outside consultants in determining or recommending executive compensation. In 2007, the Compensation Committee held two meetings. The Compensation Committee has a charter. The charter can be found on the Company's Internet website at www.wave.com.

  Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee of the Company (Messrs. McConnaughy and Bagalay) were, or are, officers or employees of the Company, nor was any executive officer of the Company a director or member of the compensation committee of any entity, of which an executive officer or director of such entity served on the Compensation Committee or as a director of the Company. None of the members of the Compensation Committee of the Company had, or have, any relationship with the Company, which would require disclosure under "Certain Relationships and Related Transactions" herein.

  Communications with the Board of Directors

        Stockholders may send communications to the Board of Directors by mail to the Chairman of the Board, c/o Wave Systems Corp., 480 Pleasant Street, Lee, Massachusetts 01238. Each communication will then be presented to the entire Board of Directors at the next meeting of the Board of Directors.

  Code of Business Conduct and Ethics

        We have adopted a corporate Code of Business Conduct and Ethics that applies to all of our officers and employees. The Code of Business Conduct and Ethics can be found on the Company's Internet website at www.wave.com. We intend to disclose on our website any material amendments to or waivers of the code applicable to our executive officers within four (4) business days following such amendment or waiver.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the "CD&A") for the year ended December 31, 2007 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board, and the Board has approved, that the CD&A be included in the proxy statement for the year ended December 31, 2007 for filing with the SEC.

        By the Compensation Committee of the Board of Directors:

                      Compensation Committee
                      John E. McConnaughy, Jr.
                      John E. Bagalay, Jr.

AUDIT COMMITTEE REPORT

        The audit committee is governed by a written charter adopted by the Board of Directors.

Report to Stockholders

        The Audit Committee met with members of the Company's management team and independent auditors to review and discuss the audited financial statements, as well as the unaudited quarterly financial statements. The Audit Committee received from the independent auditors, disclosures regarding the auditors' independence required by Independence Standard No. 1. In addition, the Audit Committee discussed with the auditors the auditors' independence and other matters required to be discussed by Statement on Auditing Standards No. 61. Based on the foregoing meetings and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

                      Audit Committee
                      John E. McConnaughy, Jr.
                      John E. Bagalay, Jr.
                      Nolan Bushnell

        The Audit Committee report above does not constitute "soliciting material" and will not be deemed "filed" or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

  Audit Fees

        Aggregate fees billed to the Company for the annual audit and the quarterly reviews of the consolidated financial statements and for the audit of the Company's internal controls over financial reporting for the fiscal years ended December 31, 2007 and 2006 totaled $419,100 and $378,000, respectively.

  Audit-Related Fees

        Aggregate fees billed to the Company for services rendered by the Company's independent accountants for audit-related services for calendar year 2007 were $18,700 and $-0- for calendar year 2006. Audit-related services consisted of review of registration statements and issuance of consents. All audit-related services were approved in advance by the Audit Committee.

  Tax Fees

        Fees for tax services billed to the Company by its independent auditors totaled $26,300 for the calendar year 2007 and $25,600 for calendar year 2006. Tax services consisted of completion of the Company's federal and state tax returns. All tax services were approved in advance by the Audit Committee.

  All Other Fees

        There were no other services provided by the independent auditors.

        The Audit Committee's policies and procedures with respect to all services provided by its independent auditors require pre-approval of such services pursuant to a written engagement letter. Services may not commence until such an engagement letter is signed by the chairman of the Audit Committee, or alternatively approved by a quorum of the Audit Committee.

        The Audit Committee believes that the provision of non-audit services during the 2007 fiscal year does not affect the accountants' ability to maintain independence with respect to the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The Company's executive compensation program is administered by the Compensation Committee of our Board of Directors, which is comprised entirely of independent directors. The objectives of the Company's compensation programs for our "named executive officers" herein, Steven Sprague (President and Chief Executive Officer) and Gerard T. Feeney (Senior Vice President, Finance and Administration and Chief Financial Officer) are to:

  •
  retain and reward our named executive officers for contributions to the Company's overall success;

  •
  ensure that our named executive officers have incentives to achieve substantial growth in stockholder value;

  •
  align incentives with the long term interests of our stockholders; and

  •
  encourage and reward high performance and accountability.

        The elements of the Company's compensation program for our named executive officers consist of base salary, fixed and incentive bonuses and participation in stock option and other benefit plans generally available to other employees. In determining the amounts to be paid or awarded under each element of the program, the Compensation Committee generally strives to strike an optimal balance in furtherance of the compensation program's overall objectives set forth above and described in more detail below. Base salary and bonus compensation for our named executive officers are also largely governed by the employment agreements between the Company and those officers described in more detail below.

        Base Salary.    Salaries for the Company's named executive officers were initially set based on negotiations at the time of recruitment. As described below, the Company's employment contracts with both of the named executive officers provide for fixed annual bonuses in a guaranteed amount equal to 50% of the officer's annual salary. Because this portion of the bonus compensation is guaranteed, the Compensation Committee considers it as part of its determination of base salary. Salaries for our named executive officers are generally reviewed annually by the Compensation Committee. Other than with respect to the named executive officers, base compensation for employees of the Company has historically increased approximately 4% per year. However, prior to 2007, the base salaries of the named executive officers had not increased since January 1, 2000. Based primarily on this factor, the Compensation Committee determined to increase the 2007 base salary for each named executive officer as described below (under "Employment Contracts"). The Compensation Committee determined that these increases were necessary to address this internal divergence in pay equity and to strike an appropriate balance for the compensation of our named executive officers in terms of their relative positions.

        Salary increases for Mr. Sprague, if any, are determined by the Compensation Committee. Salary increases for our other named executive, Mr. Feeney, if any, are determined by the Compensation Committee, in consultation with Mr. Sprague.

        Bonuses.    As described below, the Company's employment contracts with both of the named executive officers, provide for fixed annual bonuses in a guaranteed amount equal to 50% of the named executive's annual salary as well as incentive bonuses. The guaranteed portion of the bonus is paid quarterly and its objective is to retain the services of the named executive throughout the course of the year. Because the Company has focused its operations on the development of products and services in an early stage digital security market that has not yet attained widespread commercial acceptance, incentive bonus determinations for our named executive officers are not generally based upon specific quantitative financial performance factors. Rather, the objective of each incentive bonus is to encourage and reward high performance of the executive's duties in furthering important strategic objectives of the Company, which for 2007 included:

  •
  furthering our share of the digital security market in which we operate;

  •
  securing and building upon contractual relationships with OEM partners and other customers;

  •
  forming strategic alliances with companies that market complementary products and services;

  •
  developing reseller relationships and other distribution channels for our products and services;

  •
  implementing marketing and advertising initiatives promoting our products and services and the trusted computing industry in which we operate;

  •
  securing capital financing, on which the Company relies for its continuing operations; and

  •
  sustaining year over year revenue growth.

While the Compensation Committee considers these factors in determining incentive bonuses for our named executive officers, there is no specific formula. The incentive bonus for Mr. Sprague is determined by the Compensation Committee. The incentive bonus for our other named executive, Mr. Feeney, is determined by the Compensation Committee, in consultation with Mr. Sprague.

        Long-Term Incentives.    Longer-term incentives are provided to the named executive officers through the Company's Amended and Restated 1994 Stock Option Plan, which can reward the named executives and other employees through the growth in value of the Company's Common Stock. The Company believes that employee equity ownership is highly motivating, provides a major incentive for employees to build stockholder value and serves to align the interests of the named executive officers and other employees with those of stockholders.

        Grants of stock options to the named executive officers under the Company's Amended and Restated 1994 Stock Option Plan are determined based upon each named executive's relative position, responsibilities, historical and expected contributions to the Company, and the named executive's existing stock ownership and previous option grants, with primary weight given to the named executive's relative rank and responsibilities. In awarding option grants, the Compensation Committee also considers the same criteria taken into account for determining incentive bonuses. Stock options are granted at an exercise price equal to the market price of the Company's common stock on the date of grant and will provide value to the named executive officers only when the market price of the common stock increases over the exercise price. We have not granted stock options in coordination with the release of material, non-public information and our option grant practices are separate from discussions regarding the release of such information. Option grants are made on the date the Board of Directors approves the grants and are not coordinated with any other specific company events.

        Our named executive officers, along with all of our other employees, are also eligible to participate in our 2004 Employee Stock Purchase Plan. Under this plan the named executives and employees can elect to have payroll deductions made from each paycheck, in an amount not less than 1 percent (1%) and not greater than fifteen percent (15%) during a six month period (beginning on either June 1 or December 1 and ending on the next November 30 or May 31, respectively). Unless the participant makes a withdrawal election, at the end of each six month period the accumulated payroll deductions are used to purchase shares of Class A Common Stock at a discount to the fair market value of the Class A Common Stock (85% of the fair market value on the first day of the offering period or the last day of the offering period, whichever is lower (with some exceptions)).

        Standard Employee Benefits.    The named executive officers are entitled to participate in the same benefit programs afforded generally to all other employees of the Company. Such benefits generally include a 401(k) program, Medical and Dental Health Plans, Employee Stock Purchase Plan and Short-Term and Long-Term Disability Plans.

  Employment Contracts

        As noted above, base salary and incentive compensation paid to the named executive officers are largely governed by their respective employment agreements, which are summarized below.

        Since November 1998, the Company has had an employment agreement with Steven Sprague that provides that Mr. Sprague shall serve as President and Chief Executive Officer of the Company for consecutive one-year terms unless either party provides written notice to the other of its/his intention not to renew the contract not less than sixty (60) days prior to the expiration of the then current term. The employment agreement provides that Mr. Sprague will be paid a minimum base salary of $185,000 per year, subject to increase from time to time, as determined by action of the Board of Directors upon recommendation by the Compensation Committee. The Board of Directors increased Mr. Sprague's annual base salary to $250,000 on March 25, 2000 and it remained at this level through December 31, 2006. As discussed above, effective January 1, 2007, Mr. Sprague's annual base salary was increased to $300,000. The employment agreement also provides that Mr. Sprague will be entitled to an annual bonus. The annual bonus is comprised of two portions: fixed and incentive. The fixed portion of the bonus is guaranteed and calculated to be equal to 50% of each year's annual salary. In the event that Mr. Sprague's employment is terminated without cause or in certain other circumstances, Mr. Sprague will be paid a lump sum in an amount equal to three (3) years' annual base salary then in effect, and continue health insurance and other benefits for a period equal to the remaining Term of Employment then in effect. This employment agreement also contains a two-year post termination covenant not to compete.

        Since June 1998, the Company also has had an employment agreement with Gerard T. Feeney that provides that Mr. Feeney shall serve as Senior Vice President, Finance and Administration and Chief Financial Officer of the Company for consecutive one-year terms unless either party provides written notice to the other of its/his intention not to renew the contract not less than sixty (60) days prior to the expiration of the then current term. The employment agreement provides that Mr. Feeney will be paid a minimum base salary of $160,000 per year, subject to increase from time to time, as determined by action of the Board of Directors upon recommendation by the Compensation Committee. The Board of Directors increased Mr. Feeney's annual base salary to $185,000 on January 1, 2000 and it remained at this level through December 31, 2006. As discussed above, effective January 1, 2007, Mr. Feeney's annual base salary was increased to $245,000. The employment agreement also provides that Mr. Feeney will be entitled to an annual bonus. The annual bonus is comprised of two portions: fixed and incentive. The fixed portion of the bonus is guaranteed and calculated to be equal to 50% of each year's annual salary. In the event that Mr. Feeney's employment is terminated without cause or in certain other circumstances, Mr. Feeney will be paid a lump sum in an amount equal to one year's annual base salary then in effect, and a guaranteed portion of bonus, benefits and similar relocation package. However, in the event Mr. Feeney secures employment elsewhere during the one-year period subsequent to termination, severance pay will stop once employment has begun with the new employer. In addition, Mr. Feeney's options will continue to vest for at least one year from the termination date and for the portion of time greater than one year and up to his next anniversary-vesting period. This employment agreement also contains a two-year post termination covenant not to compete.

Impact of Accounting and Tax Treatments of Compensation

        The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for our executive officers. However, the Compensation Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Corporation with the benefit/value to the executive. The Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") since the Company has not and does not currently anticipate paying cash compensation in excess of $1 million per annum to any employee. The Company intends to administer its stock option plans in accordance with Section 162(m) of the Code. With the adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share Based Payment (which we refer to as FAS 123R), we do not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on the selection of forms of equity compensation in the future.

Summary Compensation Table

        The following table provides certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities for our named executive officers as of December 31, 2007 for 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Stock Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Steven Sprague President and Chief Executive Officer	2007	300,000	240,000	-0-	263,714	-0-	-0-	803,714
Gerard T. Feeney Senior Vice President, Chief Financial Officer and Secretary	2007	245,000	190,000	-0-	185,132	-0-	-0-	620,132

(1)
Reflects the proportionate amount of the total fair value of option awards granted under the Company's 1994 Employee Stock Option Plan that is recognized by the Company as an expense for financial statement reporting purposes for the fiscal year ended December 31, 2007, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair value of the awards was determined in accordance with FAS 123R. The awards for which this expense is shown in this table include awards described in the Grants of Plan-Based Awards table below, as well as awards granted in 2005 and 2006 for which we continue to recognize expense in 2007. The assumptions used in the calculation of the grant date fair value of the option awards are included in Note 8 to the Company's audited financial statements for the fiscal year ended December 31, 2007 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.

2007 Grants of Plan-Based Awards Table

        The following table sets forth the plan-based grants made to our named executive officers during the fiscal year ended December 31, 2007.

					All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)						Grant Date Fair Value of Stock and Option Awards ($)(3)
							Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Steven Sprague	1/23/2007	150,000	240,000			166,666	2.44	303,615
Gerard T. Feeney	1/23/2007	122,500	190,000			155,000	2.44	282,364

(1)
The Threshold amount reflects the minimum fixed bonus payable to each named executive officer in 2008 under their respective employment agreements. The Target amount is an estimate of the potential incentive bonus that could be payable in 2008 to each named executive officer under their respective employment agreements. The estimate is based on the actual amount of the total bonuses awarded in 2007, which may be higher or lower than that actual bonuses paid in 2008. The employment agreements do not provide for maximum bonuses for either named executive officer. For more information, please see the description of our named executive's employment agreements contained in the Compensation Discussion and Analysis above.

(2)
Stock options granted on 1/23/07 to the named executives were granted under the Wave Systems, Inc. 1994 Employee Stock Option Plan and vest 1/3 on each of the three anniversaries following the grant.

(3)
Reflects the grant date fair value of the award determined in accordance with FAS 123R.

Outstanding Equity Awards at 2007 Fiscal Year-End

        The table below shows outstanding equity awards held by our named executive officers for the fiscal year ended December 31, 2007. All outstanding equity awards at December 31, 2007 are option awards.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Steven Sprague	52,735	0			3.30	3/11/2008
	170,433	0			10.98	5/20/2008
	33,333	0			12.00	1/15/2009
	83,333	0			36.56	1/20/2010
	83,333	0			44.91	6/26/2010
	83,333	0			12.09	1/2/2011
	83,333	0			6.03	2/4/2012
	833	0			4.26	9/10/2012
	75,000	0			3.00	2/13/2013
	75,000	0			5.04	1/2/2014
	12,500	0			2.43	11/15/2014
	55,555	27,778	(1)		3.12	1/19/2015
	41,667	83,333	(2)		1.89	3/9/2016
	0	166,666	(3)		2.44	1/23/2017
Gerard T. Feeney	83,333	0			10.50	6/8/2008
	33,333	0			12.00	1/15/2009
	33,333	0			36.56	1/20/2010
	50,000	0			12.09	1/2/2011
	50,000	0			6.03	2/4/2012
	45,000	0			3.00	2/13/2013
	45,000	0			5.04	1/2/2014
	9,250	0			2.43	11/15/2014
	33,333	16,667	(1)		3.12	1/19/2015
	25,000	50,000	(2)		1.89	3/9/2016
	0	155,000	(3)		2.44	1/23/2017

(1)
Options granted 1/19/2005 and vest in one-third increments on each of the first three anniversaries of the grant date.

(2)
Options granted 3/9/2006 and vest in one-third increments on each of the first three anniversaries of the grant date.

(3)
Options granted 1/23/2007 and vest in one-third increments on each of the first three anniversaries of the grant date.

        There were no option exercises during the fiscal year ended December 31, 2007 by our named executive officers.

Change of Control Considerations

        While the employment agreements with our named executive officers described above contain severance provisions related to the termination of employment under certain circumstances, no such severance provisions are specifically triggered by a change of control of the Company. All of the unvested stock options awarded to our directors, named executive officers and other employees would automatically vest upon a change of control of the Company.

Director Compensation Table

        The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
John E. Bagalay, Jr.	59,000	14,768	73,768
Nolan Bushnell	39,000	14,768	53,768
George Gilder	33,000	14,768	47,768
John E. McConnaughy, Jr.	43,000	14,768	57,768

(1)
Reflects the proportionate amount of the total fair value of option awards granted under the Company's 1994 Non-Employee Directors Stock Option Plan that is recognized by the Company as an expense for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123R, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The assumptions used in the calculation of these amounts are included in Note 8 to the Company's audited financial statements for the fiscal year ended December 31, 2007 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008. The options were granted on June 7, 2007 at an option price of $1.99, the fair market value of the Company's common stock on the date of the grant.

(2)
The aggregate number of options held by each director as of December 31, 2007 was as follows: Bagalay, 63,996; Bushnell, 37,331; Gilder, 90,663; McConnaughy, 36,664.

        Under the Company's compensation arrangement for its directors, each director who is not an employee of the Company received cash compensation of $30,000 for serving on the Board of Directors in 2007 and was paid $1,000 for each meeting attended ($500 if via teleconference). In addition, each director who served on the Audit and/or Compensation Committees received an additional $5,000 for each committee upon which he served. The Chairman of the Board of Directors (Mr. Bagalay) received an additional $15,000, over and above his director and committee fees for serving in such capacity for 2007.

        Under the Company's Non-Employee Directors Stock Option Plan, each director who is not an employee of the Company receives an initial grant of options to purchase 12,000 shares of Class A Common Stock at the time the director is appointed to the Board of Directors and an annual grant to purchase 10,000 shares of Class A Common Stock at fair market value upon re-election after the annual meeting of the stockholders. Options granted pursuant to the Non-Employee Directors Stock Option Plan vest the day following the grant, and terminate upon the earliest to occur of (i) three months after the optionee ceases to be a director of the Company, (ii) one year after the death or disability of the optionee and (iii) ten years after the date of grant. If there is a change of control of the Company, all outstanding stock options will become immediately exercisable.

Certain Relationships and Related Transactions

Loans Receivable from Director/Officers

        Consistent with the provisions of the Sarbanes-Oxley Act of 2002, the Company has adopted a written policy prohibiting future loans to officers and directors (see "Compensation Committee Report" above).

Specialty Broadcast Networks

        In August 2001, the Company loaned $150,000 to Specialty Broadcast Networks ("SBN") pursuant to an unsecured convertible term note. SBN's business is to create new video and Internet content networks and aggregate this content into commercially viable web sites and interactive networks. The loan was made to SBN to fund initial operations. The largest aggregate amount due the Company under the note during 2007 was $205,176, including accrued interest of $55,176. The Company also entered into a stock purchase agreement pursuant to which the Company acquired a 50% stake in SBN, for a nominal amount. Steven Sprague was a director and executive officer of SBN until April 2008. The note bears interest at a rate per annum equal to the prime rate and is convertible into shares of SBN common stock. Interest on the note accrues monthly. As of March 27, 2008 the loan balance, including accrued interest thereon was approximately $207,053. The note together with accrued interest was due and payable no later than April 30, 2004. The Company believes the outstanding loan to be uncollectible at this time. The Company's commitment to make further loans to SBN pursuant to the note expired on February 3, 2002, and the Company has made no further loans to SBN.

Compensation to Related Parties

        In March 2003, Mr. Peter Sprague, the founder and former Chairman of the Company, was appointed Chairman and Chief Executive Officer of Wavexpress. Total compensation paid to Mr. Sprague from both Wavexpress and the Company was $129,000 for each of the years ended December 31, 2007, 2006 and 2005, respectively. Mr. Sprague was also granted options to purchase 50,000 shares of Class A Common Stock of the Company at a strike price of $2.44 in 2007, 33,333 shares of Class A Common Stock of the Company at a strike price of $1.89 in 2006 and 33,333 shares of Class A Common Stock of the Company at a strike price of $3.12 in 2005. Mr. Peter Sprague is the father of the Company's President and Chief Executive Officer, Steven Sprague.

        On November 1, 1999, Michael Sprague became an employee of Wavexpress and was paid $187,500 for the year ended December 31, 2007 and $150,000 for each of the years ended December 31, 2006 and 2005, respectively. In addition, lease payments were made to Michael Sprague in the amount of $48,750 for the year ended December 31, 2006. These payments were for property occupied by Wavexpress and owned by Michael Sprague. This lease agreement was in effect for the period of April 15, 2006 through October 31, 2006. This lease agreement has since been terminated. Michael Sprague was also granted options to purchase 50,000 shares of Class A Common Stock of the Company at a strike price of $1.99 in 2007, 10,000 shares of Class A Common Stock of the Company at a strike price of $1.86 in 2006. (Michael Sprague was not granted any stock options in 2005.) Michael Sprague is the brother of Steven Sprague and the son of the Company's founder and former Chairman, Peter Sprague.

Related Person Transaction Policy

        Our policies and procedures for the review, approval or ratification of related person transactions required to be disclosed pursuant to Item 404 of SEC Regulation S-K are as follows: (i) pursuant to the Audit Committee charter, the Audit Committee reviews all such related person transactions and reviews potential conflict of interest situations where appropriate and (ii) pursuant to the Company's Code of Business Conduct and Ethics, conflicts of interests are generally prohibited as a matter of Company policy, except under guidelines approved by the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons owning more than ten percent of a registered class of the Company's equity securities ("Reporting Persons"), to file with the Securities and Exchange Commission (the "Commission") reports of ownership and changes in ownership of equity securities of the Company. Such persons are also required to furnish the Company with copies of all such forms. Based solely on its review of copies of such forms received by it, the Company believes that, for the year ended December 31, 2007, the Reporting Persons met all applicable Section 16(a) filing requirements except: the Company has been informed that (a) reports of ownership and changes in ownership on Form 4 were not filed with respect to the issuance of stock options during Wave's fiscal year ended December 31, 2007 to Steven K. Sprague and Gerard T. Feeney on January 23, 2007 and for annual stock option grants to John E. Bagalay, Nolan Bushnell, George Gilder and John E. McConnaughy, Jr. on June 7, 2007 and (b) annual reports of ownership and changes in ownership on Form 5 were not filed in 2007 with respect to the issuance of stock options during Wave's fiscal year ended December 31, 2006 to Steven K. Sprague and Gerard T. Feeney on March 9, 2006 and for annual stock option grants to John E. Bagalay, Nolan Bushnell, George Gilder and John E. McConnaughy, Jr. on July 24, 2006. Each of Messrs. McConnaughy, Bagalay, Bushnell, Gilder, Feeney and Sprague have filed annual reports of ownership and change in ownership on Form 5 in 2008 in connection with the issuance of stock options during Wave's fiscal year ended December 31, 2007.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2007 with respect to compensation plans under which shares of Wave's Common Stock are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(*)
Equity compensation plans approved by security holders	6,947,966	$6.78	3,933,187
Equity compensation plans not approved by security holders	36,455	3.16	-

Total Company plans	6,984,421	$6.76	3,933,187

*
Shares remaining available for future issuance under Wave's equity compensation plans are comprised of 24,018 shares of the N*ABLE Technologies Incorporated 1997 Equity Incentive Plan, 2,685,499 shares of the 1994 Employee Stock Option Plan, 75,107 shares of the 1996 Performance Stock Option Plan, 708,239 shares of the 1994 Non-Employee Directors Stock Option Plan and 440,324 shares of the 2004 Employee Stock Purchase Plan.

        Equity compensation plans not approved by security holders are comprised of the following:

        In connection with an agreement that the Company entered into with nClose, Inc., an outside software development firm, on January 2, 2004 the Company issued a warrant to purchase 10,000 shares of Class A Common Stock at an exercise price of $3.00 per share, pursuant to an individual compensation plan with nClose. Also, in connection with the same agreement, on April 30, 2004, an additional warrant was issued to nClose, Inc. to purchase 11,667 shares of Class A Common Stock at an exercise price of $3.00 per share. The warrants are currently exercisable and expire on January 2, 2009 and April 30, 2009, respectively. No additional warrants are required to be granted pursuant to the individual compensation plan for nClose.

        In connection with an agreement that Wave entered into with an outside sales representative in 2003, Wave issued warrants to purchase 14,788 shares of Class A Common Stock at prices ranging from $2.85 to $4.35 per share, pursuant to an individual compensation plan with the sales representative. No additional warrants are required to be granted pursuant to the individual compensation plan for the sales representative. These warrants are currently exercisable and expire January 1, 2013 through April 30, 2013.

OTHER MATTERS

        Representatives of KPMG LLP, the Company's independent registered public accounting firm, are expected to be present at the meeting. The representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        As of the date of this Proxy Statement, the Board of Directors does not know of any other matters, which may come before the Annual Meeting. If any other matters properly come before the meeting, the accompanying proxy confers discretionary authority with respect to any such matters, and the persons named in the accompanying proxy intend to vote in accordance with their best judgment on such matters.

        All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to this solicitation, officers, directors and regular employees of the Company, without any additional compensation, may solicit proxies by mail, telephone or personal contact. The Company will, upon request, reimburse brokerage houses and other nominees for their reasonable expenses in sending proxy materials to their principals.

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single notice or set of proxy materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers will therefore send a single notice and set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy solicitation materials or if you are receiving multiple copies of the proxy solicitation materials and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Mr. Gerard T. Feeney, Wave Systems Corp., 480 Pleasant Street, Lee Massachusetts 01238, (413) 243-1600.

        The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

STOCKHOLDER PROPOSALS

        Stockholder proposals for inclusion in the proxy materials for the 2009 Annual Meeting should be addressed to the Company's Secretary, Gerard T. Feeney, 480 Pleasant Street, Lee, Massachusetts 01238 and must be received by February 16, 2009. In addition, the Company's By-laws currently require that for business to be properly brought before an annual meeting by a stockholder, regardless of whether included in the Company's proxy statement, the stockholder must give written notice of his or her intention to propose such business to the Secretary of the Company, which notice must be delivered to, or mailed and received at, the Company's principal executive offices not less than sixty (60) days and not more than ninety (90) days prior to the scheduled annual meeting (except that if less than seventy (70) days' notice of the date of the scheduled annual meeting is given, notice by the stockholder may be delivered or received not later than the tenth (10th) day following the day on which such notice of the date of the scheduled annual meeting is given). Such notice must set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of Common Stock which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such proposal. The By-laws further provide that the chairman of the annual meeting may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures.

By Order of the Board of Directors,
Gerard T. Feeney Secretary

Wave Systems Corp.
Lee, Massachusetts
April 18, 2008

        The Company will provide without charge to each person solicited hereby, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission (without exhibits). The Annual Report on Form 10-K is incorporated herein by reference. Requests should be made to Wave Systems Corp., Attention: Mr. Gerard T. Feeney, 480 Pleasant Street, Lee, Massachusetts 01238.

WAVE SYSTEMS CORP.

PROXY
For the 2008 Annual Meeting of the Stockholders of Wave Systems Corp.

This proxy is solicited on behalf of the Board of Directors

        The undersigned hereby appoints Gerard T. Feeney, with power to act alone and with full power of substitution, as proxy to vote the shares that the undersigned is entitled to vote at the 2008 Annual Meeting of the Company to be held at The New York Helmsley Hotel, 212 East 42nd Street, New York, New York on June 9, 2008, commencing at 4:00 p.m., and at any adjournments thereof with all the powers the undersigned would possess if personally present, as specified on the ballot below on the matters listed below and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies given by the undersigned with respect to the shares covered hereby.

(Continued and to be signed on Reverse Side)

Please date, sign and mail your
proxy card back as soon as possible!

2008 Annual Meeting of Stockholders
WAVE SYSTEMS CORP.

June 9, 2008

Please Detach and Mail in the Envelope Provided

The Board of Directors recommends a vote FOR the proposal listed below. Please mark your vote with an "X", as in this example: ☒

1.
Election of Directors:

☐ FOR all nominees listed: John E. Bagalay, Jr., Nolan Bushnell, George Gilder, John E. McConnaughy, Jr. and Steven Sprague except vote withheld from following nominees listed in space below (if any):

☐ VOTE WITHHELD FOR all nominees
☐ ABSTAIN

2.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE ☐ AND NOTE AT LEFT

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no contrary direction is made, this proxy will be voted FOR Proposal 1.

Dated:                        , 2008

Signature

NOTE: This proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. For joint accounts, each owner should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
OTHER MATTERS
STOCKHOLDER PROPOSALS